Exhibit 10.1

Speedemissions, Inc. Eliminates Non-Performing Stores,
Focuses on Return to Profitability

ATLANTA, GA. – June 20, 2014 - Speedemissions, Inc. (OTCQB: SPMI), a leading vehicle emissions testing and safety inspections company operating stores in the Atlanta, St. Louis and Salt Lake City markets and developer of CARbonga-SRI, the revolutionary automobile safety/recall iPhone app, which powers the Company’s BuyCARSafety.com “ADVISR” (www.BuyCarSafety.com), today announced that it has sold its remaining  Houston, Texas  emission/safety inspection stores to ZAK’s & HF Enterprises, LLC., a Texas based limited liability corporation.

This transaction, coupled with the closing of four non-performing stores in Atlanta and St. Louis in the past 60 days as leases have expired, brings to thirty-three the number of stores the Company now owns and operates.

Rich Parlontieri, President and CEO of Speedemissions stated, “Over the past couple of years the Texas market has been a most challenging one for us and has contributed significantly to the Company’s operating losses. Eliminating those locations detrimental to our cash flow, strengthening our retail stores that are profitable, and a commitment to the development of progressive product offerings like the ADVISR, our vehicle recall and technical service bulletin report, are initiatives we believe can make Speedemissions profitable once again.”

ABOUT SPEEDEMISSIONS, INC.
Speedemissions, Inc., based in Atlanta, Georgia, is a national brand offering our customers quick and efficient emission testing and/or safety inspection as required by law. The Company is in the Atlanta, GA. Salt Lake City, UT and St. Louis, MO. markets. The Company has expanded its business model through its newly introduced SpeedEmissions Car Care Stores and SpeedEmissions Car Care franchise unit.  Speedemissions hopes to be among the first companies to offer its customers quick and efficient vehicle emissions testing and repair services. For more information, visit: www.speedemissions.com

ABOUT CARBONGA
Speedemissions, Inc. owns and developed the CARbonga line of apps for smart phone users.  CARbonga is the first app which allows the average person to detect automotive car problems for their own vehicle or when buying a used vehicle.  The CarBonga-SRI app provides a quick and easy way for consumers to stay on top of the safety of their vehicle by providing the most current safety-related recalls and service bulletins for their vehicles.  For more information, visit www.carbonga.com and for CarBonga news updates follow @CarbongaApp on Twitter.

For more information:
Speedemissions, Inc.
Investor Relations
Email: ir@speedemissions.com

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Certain statements contained in this news release regarding matters that are not historical facts may be forward-looking statements. Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties pertaining to market acceptance for Speedemissions' products and services, its ability to succeed in increasing revenues in the near term to attain profitable operations and generate sufficient cash flow from operations, the effect of new competitors in its markets, its integration of acquired businesses, and other risk factors identified from time to time in its filings with the Securities and Exchange Commission, including Speedemissions’ Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and current reports on Form 8-K which are available at the SEC’s website www.sec.gov. Other factors not currently anticipated may also materially and adversely affect Speedemissions’ results of operations, financial position, and cash flows.  There can be no assurance that future results will meet expectations.  While Speedemissions believes that the forward-looking statements in this news release are reasonable, the reader should not place undue reliance on any forward-looking statement.  In addition, these statements speak only as of the date made.  Speedemissions does not undertake, and expressly disclaims any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.